UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2014

QuickLogic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1277 Orleans Drive, Sunnyvale, CA		94089-1138
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 990-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2014, QuickLogic Corporation (the “Company”) appointed Edgar Auslander to QuickLogic’s board of directors. Mr. Auslander will serve as a Class III director and member of the Nominating and Corporate Governance Committee, with a term that expires on the date of QuickLogic’s Annual Meeting of Stockholders in 2014. There are no arrangements or understandings between Mr. Auslander and any other person pursuant to which Mr. Auslander was selected as a director. There are no transactions involving Mr. Auslander that would be required to be reported under Item 404(a) of Regulation S-K.

Section 9 Financial Statements and Exhibits

Item 9.01(d) Exhibits.

99.1	Press release of QuickLogic Corporation dated February 4, 2014, announcing the appointment of Mr. Edgar Auslander to the board of directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2014	QuickLogic Corporation

/s/ Ralph S. Marimon
Ralph S. Marimon Vice President of Finance and Chief Financial Officer

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